Exhibit 99.1

AT THE COMPANY Marc S. Goldfarb Senior Vice President & General Counsel 201-405-2454	AT FINANCIAL DYNAMICS Leigh Parrish / Stephanie Rich General Information 212-850-5600
FOR IMMEDIATE RELEASE
KID ANNOUNCES CEO TRANSITION
Appoints Raphael Benaroya Executive Chairman
East Rutherford, N.J. — September 12, 2011 — Kid Brands, Inc. (NYSE: KID) today announced that its Board of Directors has appointed its Chairman of the Board, Raphael Benaroya, as Executive Chairman of the Board following the resignation of President and Chief Executive Officer Bruce G. Crain. Mr. Crain has resigned his position and membership on the Board of Directors, effective immediately. On an interim basis, Mr. Benaroya will assume all responsibilities of the Chief Executive Officer until a successor is appointed.
A Search Committee of the Board of Directors has been created to oversee the process for the selection of a new Chief Executive Officer and an executive search firm has been retained to conduct the search.
“On behalf of the Board, I want to thank Bruce for his contributions to the Company,” commented Mr. Benaroya. “During his tenure, Kid Brands was transformed to focus on the attractive infant and juvenile industry through the divestiture of the Company’s legacy gift business and the acquisitions of LaJobi and CoCaLo, established a new corporate identity and re-launched the Kids Line and Sassy brands. We wish Bruce well in his future endeavors.”
Mr. Benaroya concluded, “We are fully committed to ensuring a seamless transition during our search for a new Chief Executive Officer who will lead Kid Brands in its next phase of growth. In the interim, I will be actively engaged in carrying out our growth strategy, partnering with our retail and licensing partners globally and working to deliver increased value to shareholders. We have a strong portfolio of brands and products as well as strong leadership and teams in each of our businesses. We are confident that we can improve our business performance and better position the Company for the near- and long-term.”
Mr. Benaroya has served as Kid Brands’ Chairman of the Board since January 31, 2008. He is also Managing Director of Biltmore Capital, a privately-held financial company, which invests in secured debt. Prior thereto, Mr. Benaroya was Chairman of the Board, President and Chief Executive Officer of United Retail Group, Inc., a Nasdaq-listed company, which operated a chain of retail specialty stores, from 1989 until its sale in October 2007 to Redcats USA, a division of PPR, a French public company, and continued as President and Chief Executive Officer thereafter until March 2008. Mr. Benaroya also serves on the board of directors of Aveta Health Care, a privately-held healthcare management company. From April 2008 until March 2010, Mr. Benaroya had also been a business advisor for D. E. Shaw & Co., L.P., an affiliate and investment advisor of a former principal shareholder of Kid Brands.

About Kid Brands, Inc.
Kid Brands, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and e-commerce retailers worldwide.
The Company’s operating business is composed of four wholly-owned subsidiaries: Kids Line, LLC; LaJobi, Inc; Sassy, Inc.; and CoCaLo, Inc. Through these subsidiaries, the Company designs and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and décor, food preparation and nursery appliances, and diaper bags (Kids Line® and CoCaLo®); nursery furniture and related products (LaJobi®); and developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years (Sassy®). In addition to the Company’s branded products, the Company also markets certain categories of products under various licenses, including Carter’s®, Disney®, Graco® and Serta®. Additional information about the Company is available at www.kidbrands.com.
Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases including, but not limited to, “anticipate”, “believe”, “expect”, “project”, “intend”, “may”, “planned”, “potential”, “should”, “will” or “would”. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, capital needs, order backlog, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to those set forth under Item 1A, “Risk Factors”, of the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.
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